Exhibit 99.1
THE REALREAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Q4 and FY 2023 Net Loss Improved Year-Over-Year by $17 million and $28 million, respectively
Q4 2023 Adjusted EBITDA of positive $1.4 million, improving $22 million year-over-year
Debt Exchange Transactions Entered into with Certain Holders of Convertible Senior Notes due 2025 and 2028

SAN FRANCISCO, February 29, 2024 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its fourth quarter and full year ended December 31, 2023. Fourth quarter 2023 Net Loss was $22 million, compared to $39 million in the fourth quarter of 2022. Fourth quarter 2023 Adjusted EBITDA was positive $1.4 million, a $22 million improvement compared to the fourth quarter of 2022. Full year 2023 Net Loss was $168 million, compared to $196 million for full year 2022. Full year 2023 Adjusted EBITDA was $(55) million, compared to $(112) million for full year 2022.

“In the fourth quarter of 2023, The RealReal delivered positive Adjusted EBITDA and positive free cash flow. These are historic milestones and firsts for the company since our IPO in 2019. Our strategic shift to re-focus on the consignment business is delivering strong progress in our results. We refined our growth model with a focus on profitable supply and in the process we significantly improved our margin structure. We intend to carry forward this improved margin structure as we reaccelerate growth going forward.” said John Koryl, Chief Executive Officer of The RealReal.

The RealReal also announced it entered into private, separately negotiated debt exchange transactions with certain holders of $145,751,000 in aggregate principal amount of its 3.00% Convertible Senior Notes due 2025 and $6,480,000 in aggregate principal amount of its 1.00% Convertible Senior Notes due 2028, pursuant to which such holders exchanged their existing convertible notes for (a) $135,000,000 in aggregate principal amount of new 4.25%/8.75% PIK/Cash Senior Secured Notes due 2029, (b) warrants to purchase up to 7,894,737 shares (subject to adjustment in accordance with their terms) of the Company’s common stock, $0.00001 par value per share, at a strike price equal to $1.71, which was the closing price of the Company’s common stock on February 28, 2024 and (c) accrued and unpaid interest. As a result of the debt exchange transactions, the Company reduced its total indebtedness by more than $17 million and extended a significant portion of its 2025 maturities.

Moelis & Company LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to The RealReal in connection with the exchange transactions.

“The exchange transactions completed today are another significant step forward for The RealReal, creating substantial runway and capital structure flexibility for us to execute on our strategic vision,” Koryl continued. “We believe our strong brand recognition coupled with our growing technology and data capabilities position us to deliver profitable growth in 2024.”

Fourth Quarter Financial Highlights
•GMV was $451 million, a decrease of 9% compared to the same period in 2022
•Total Revenue was $143 million, a decrease of 10% compared to the same period in 2022
•Net Loss was $22 million or (15.1)% of total revenue, compared to $39 million or (24.2%) of total revenue in the fourth quarter of 2022
•Adjusted EBITDA was $1.4 million or 1.0% of total revenue, compared to $(20.2) million or (12.6)% of total revenue in the fourth quarter of 2022
•GAAP basic and diluted net loss per share was $(0.21) compared to $(0.39) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.07) compared to $(0.29) in the prior year period
•Top-line-related Metrics
◦Trailing 12-months active buyers reached 922,000, a decrease of 8% compared to the same period in 2022

◦Orders reached 826,000, a decrease of 17% compared to the same period in 2022
◦Average order value (AOV) was $545, an increase of 10% compared to the same period in 2022
◦Higher AOV was driven by a 13% increase in average selling prices
Full Year 2023 Financial Highlights
•GMV was $1.73 billion, a decrease of 5% compared to full year 2022
•Total Revenue was $549 million, a decrease of 9% compared to full year 2022
•Net Loss was $168 million or (30.7)% of total revenue, compared to $196 million or (32.5%) of total revenue for full year 2022
•Adjusted EBITDA was $(55.2) million or (10.0)% of total revenue compared to $(112.4) million or (18.6)% of total revenue for full year 2022
•GAAP basic and diluted net loss per share was $(1.65) compared to $(2.05) in the prior year
•Non-GAAP basic and diluted net loss per share was $(0.87) compared to $(1.53) in the prior year
•At the end of 2023, cash, cash equivalents and restricted cash totaled $191 million

Q1 and Full Year 2024 Guidance
Based on market conditions as of February 29, 2024, we are providing guidance for GMV, total revenue and Adjusted EBITDA, which is a non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q1 2024	Full Year 2024
GMV	$415 - $445 million	$1.80 - $1.88 billion
Total Revenue	$135 - $145 million	$580 - $605 million
Adjusted EBITDA	$(8) - $(4) million	$(8) - $8 million

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its fourth quarter and full year 2023 results. Investors and analysts can access the call via the following link: https://register.vevent.com/register/BI3644a7479aa04644b48e497e14e46fec. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 35 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.

Investors:
Caitlin Howe
Senior Vice President, Finance
IR@therealreal.com
Media:
Laura Hogya
Head of Communications
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macroeconomic trends; the debt exchange; financial guidance, anticipated growth in 2024 and long-range financial projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, employer payroll tax on employee stock transactions and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense, employer payroll tax on employee stock transactions, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Consignment revenue	$113,500	$110,199	$415,572	$384,979
Direct revenue	15,964	33,252	79,160	158,726
Shipping services revenue	13,909	16,204	54,572	59,788
Total revenue	143,373	159,655	549,304	603,493
Cost of revenue:
Cost of consignment revenue	14,439	13,770	58,120	56,963
Cost of direct revenue	13,181	36,246	74,343	141,661
Cost of shipping services revenue	9,704	13,029	40,563	56,178
Total cost of revenue	37,324	63,045	173,026	254,802
Gross profit	106,049	96,610	376,278	348,691
Operating expenses:
Marketing	13,815	14,533	58,275	62,988
Operations and technology	62,396	71,469	257,041	278,628
Selling, general and administrative	44,594	47,932	182,453	194,886
Restructuring charges	6,066	621	43,462	896
Legal settlement	240	—	1,340	456
Total operating expenses (1)	127,111	134,555	542,571	537,854
Loss from operations	(21,062)	(37,945)	(166,293)	(189,163)
Interest income	2,088	1,831	8,805	3,191
Interest expense	(2,683)	(2,458)	(10,701)	(10,472)
Other income (expense), net	—	38	—	171
Loss before provision for income taxes	(21,657)	(38,534)	(168,189)	(196,273)
Provision for income taxes	36	76	283	172
Net loss attributable to common stockholders	$(21,693)	$(38,610)	$(168,472)	$(196,445)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.39)	$(1.65)	$(2.05)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	103,937,199	98,546,282	101,806,000	95,921,246

(1) Includes stock-based compensation as follows:
Marketing	$370	$435	$1,550	$2,209
Operations and technology	2,426	3,919	12,534	19,822
Selling, general and administrative	5,184	4,764	20,189	24,107
Total	$7,980	$9,118	$34,273	$46,138

THE REALREAL, INC.
Balance Sheets
(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$175,709	$293,793
Accounts receivable	17,226	12,207
Inventory, net	22,246	42,967
Prepaid expenses and other current assets	20,766	23,291
Total current assets	235,947	372,258
Property and equipment, net	104,087	112,679
Operating lease right-of-use assets	86,348	127,955
Restricted cash	14,914	—
Other assets	5,627	2,749
Total assets	$446,923	$615,641
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,961	$11,902
Accrued consignor payable	77,122	81,543
Operating lease liabilities, current portion	20,094	20,776
Other accrued and current liabilities	82,685	93,292
Total current liabilities	188,862	207,513
Operating lease liabilities, net of current portion	104,856	125,118
Convertible senior notes, net	452,421	449,848
Other noncurrent liabilities	4,083	3,254
Total liabilities	750,222	785,733
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 104,670,500 and 99,088,172 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	816,325	781,060
Accumulated deficit	(1,119,625)	(951,153)
Total stockholders’ deficit	(303,299)	(170,092)
Total liabilities and stockholders’ deficit	$446,923	$615,641

THE REALREAL, INC.
Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(168,472)	$(196,445)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	31,695	27,669
Stock-based compensation expense	34,273	46,138
Reduction of operating lease right-of-use assets	16,746	19,602
Bad debt expense	1,962	1,680
Loss on disposal of property and equipment and impairment of capitalized proprietary software	223	702
Accretion of debt discounts and issuance costs	2,573	2,368
Property, plant, equipment and right-of-use asset impairments	39,739	—
Provision for inventory write-downs and shrinkage	9,783	4,077
Gain on lease termination	(738)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,981)	(6,120)
Inventory, net	10,938	23,971
Prepaid expenses and other current assets	2,001	(2,952)
Other assets	(3,050)	(409)
Operating lease liability	(26,478)	(17,764)
Accounts payable	(425)	4,947
Accrued consignor payable	(4,421)	10,501
Other accrued and current liabilities	(464)	(9,823)
Other noncurrent liabilities	(172)	301
Net cash used in operating activities	(61,268)	(91,557)
Cash flow from investing activities:
Capitalized proprietary software development costs	(12,951)	(14,061)
Purchases of property and equipment	(29,177)	(22,861)
Net cash used in investing activities	(42,128)	(36,922)
Cash flow from financing activities:
Proceeds from exercise of stock options	19	2,906
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	886	1,400
Taxes paid related to restricted stock vesting	(679)	(205)
Net cash provided by financing activities	226	4,101
Net decrease in cash, cash equivalents, and restricted cash	(103,170)	(124,378)
Cash, cash equivalents, and restricted cash
Beginning of period	293,793	418,171
End of period	$190,623	$293,793

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA Reconciliation:
Net loss	$(21,693)	$(38,610)	$(168,472)	$(196,445)
Net loss (% of revenue)	15.1%	24.2%	30.7%	32.6%
Depreciation and amortization	8,165	7,414	31,695	27,669
Interest income	(2,088)	(1,831)	(8,805)	(3,191)
Interest expense	2,683	2,458	10,701	10,472
Provision (benefit) for income taxes	36	76	283	172
EBITDA	(12,897)	(30,493)	(134,598)	(161,323)
Stock-based compensation (1)	7,980	9,118	34,273	46,138
CEO separation benefits (2)	—	46	—	948
CEO transition costs (3)	—	533	159	1,551
Payroll tax expense on employee stock transactions	53	39	195	451
Legal fees reimbursement benefit (4)	—	—	—	(1,400)
Legal settlements (5)	240	—	1,340	456
Restructuring charges (6)	6,066	621	43,462	896
Other (income) expense, net	—	(38)	—	(171)
Adjusted EBITDA	$1,442	$(20,174)	$(55,169)	$(112,454)
Adjusted EBITDA (% of revenue)	1.0%	12.6%	10.0%	18.6%
(1) The stock-based compensation expense for the year ended December 31, 2022 includes a one-time charge of $1.0 million related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The CEO separation benefit charges for the year ended December 31, 2022 consist of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement.
(3) The CEO transition charges for the year ended December 31, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022. The CEO transition charges for the year ended December 31, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation in 2022.
(4) During the year ended December 31, 2022, we received insurance reimbursement of $1.4 million related to a legal settlement expense.
(5) The legal settlement charges for the year ended December 31, 2023 reflect legal settlement expenses arising from the settlement of two former employees’ individual claims and California Private Attorney General Actions initiated against the Company on behalf of such former employees and those similarly situated.
(6) Restructuring for the year ended December 31, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, gain on lease terminations, and other charges, including legal and transportation expenses. Restructuring for the year ended December 31, 2022 consists of employee severance payments and benefits.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(21,693)	$(38,610)	$(168,472)	$(196,445)
Stock-based compensation	7,980	9,118	34,273	46,138
CEO separation benefits	—	46	—	948
CEO transition costs	—	533	159	1,551
Payroll tax expense on employee stock transactions	53	39	195	451
Legal fees reimbursement benefit	—	—	—	(1,400)
Legal settlement	240	—	1,340	456
Restructuring charges	6,066	621	43,462	896
Provision for income taxes	36	76	283	172
Non-GAAP net loss attributable to common stockholders	$(7,318)	$(28,177)	$(88,760)	$(147,233)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	103,937,199	98,546,282	101,806,000	95,921,246
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.07)	$(0.29)	$(0.87)	$(1.53)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$10,523	$3,698	$(61,268)	$(91,557)
Purchase of property and equipment and capitalized proprietary software development costs	(6,730)	(10,667)	(42,128)	(36,922)
Free cash flow	$3,793	$(6,969)	$(103,396)	$(128,479)

Key Financial and Operating Metrics:

	Three Months Ended
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
	(In thousands, except AOV and percentages)
GMV	$437,179	$428,206	$454,163	$440,659	$492,955	$444,366	$423,341	$407,608	$450,668
NMV	$318,265	$310,511	$332,508	$325,105	$367,382	$327,805	$303,918	$302,912	$335,245
Consignment Revenue	$86,508	$83,989	$96,917	$93,874	$110,199	$102,643	$96,577	$102,852	$113,500
Direct Revenue	$45,262	$48,823	$42,646	$34,005	$33,252	$24,953	$20,887	$17,356	$15,964
Shipping Services Revenue	$13,355	$13,888	$14,872	$14,824	$16,204	$14,308	$13,391	$12,964	$13,909
Number of Orders	861	878	934	952	993	891	789	794	826
Take Rate	35.0%	35.7%	36.1%	36.0%	35.7%	37.4%	36.7%	38.1%	37.7%
Active Buyers	797	828	889	950	998	1,014	985	954	922
AOV	$508	$487	$486	$463	$496	$499	$537	$513	$545